UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): MARCH 7, 2005


                         Eline Entertainment Group, Inc.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                   000-30451              88-0429856
      ---------------            ------------       ----------------------
      State or other             (Commission            (IRS Employer
      jurisdiction of            File Number)       Identification Number)
      incorporation)


               8905 Kingston Pike, Suite 313, Knoxville, TN 37923
         --------------------------------------------------------------
                   (Address of executive offices and Zip Code)


       Registrant's telephone number, including area code: (215) 895-9859


                                 NOT APPLICABLE
                            -------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sale of Equity Securities.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.

On March 7, 2005 Registrant agreed to a share exchange with Yucatan Holding Company, its controlling shareholder. In the share exchange Registrant will receive from Yucatan Holding Company 9,000,000 shares of Registrant's issued and outstanding common stock and 180,000 shares of its issued and outstanding shares of Series B Convertible Preferred Stock and in exchange issue to Yucatan Holding Company 250,000 shares of its Series A Convertible Preferred Stock. Such issuance is exempt from registration under Section 3(a)(9) of the Securities Act of 1933. A copy of the share exchange is attached as Exhibit 10.1 and incorporated herein.

In order to accomplish the share exchange the board of directors designated out of Registrant's authorized but unissued shares of preferred stock 250,000 shares as Series A Convertible Preferred Stock. The Series A Convertible Preferred stock is not entitled to receive dividends. The Series A Convertible Preferred Stock is convertible into common stock upon agreement with the holders of such preferred stock as to the number of shares of common stock into which it is convertible. There is no current agreement with Yucatan Holding Company regarding the conversion of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has 150 votes per share and votes with the common stock a single voting class. The foregoing information with respect to the relative rights, preferences, privileges, powers and restrictions of the Series A Convertible Preferred Stock is not complete, does not set forth all of the relative rights, preferences, privileges, powers and restrictions and is qualified in its entirety by reference to the Certificate of Designation of such series of preferred stock which is attached as Exhibit 4.01 and incorporated herein by reference.

As a result of the share exchange with Yucatan Holding Company, Registrant's issued and outstanding common stock is being reduced from 11,574,295 shares to 2,574,295 shares and its outstanding preferred stock is being changed from 180,000 shares of Series B Convertible Preferred Stock to 250,000 shares of Series A Convertible Preferred Stock. Yucatan Holding Company will own 784,131 shares of common stock (representing 30.5% of the total common stock to be outstanding) and all of the preferred stock to be outstanding. Our sole director, Jayme Dorrough, is the beneficial owner of all shares held by Yucatan Holding Company. Yucatan Holding Company's voting control of the Registrant's capital stock will remain relatively unchanged at approximately 95.5% as a result of the share exchange.

On March 4, 2005, the Company issued a press release concerning the share exchange with Yucatan Holding Company. A copy of this press release is filed as
Exhibit 99.1.

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

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits

              4.01 Certificate of Designation of Series A Convertible Preferred Stock.

              10.1 Share Exchange between Registrant and Yucatan Holding Company dated March 7, 2005

              99.1   Press Release dated March 7, 2005.









                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Eline Entertainment Group, Inc.


Date: March 7, 2005                     By: /s/ Barry A. Rothman
                                            --------------------
                                            Barry A. Rothman, President


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